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                                                                   EXHIBIT 10.14

                            THE COASTAL CORPORATION
                           DEFERRED COMPENSATION PLAN


1. Participants. Any employee ("Employee") of The Coastal Corporation ("Corporation"), or any directly or indirectly wholly owned subsidiary of the Corporation ("Subsidiary"), who has been designated as eligible to participate under this plan ("Plan") by the Board of Directors of the Corporation ("Board"), may elect to become a participant ("Participant") under the Plan by filing a written notice ("Notice") with the Corporation or a Subsidiary of the Corporation for whom the Employee performs his services ("Employer"), in the form prescribed by the Board of Directors.

2. Deferred Compensation. Any Participant may elect, in accordance with Section 5 of this Agreement, to defer annually the receipt of a portion of the compensation (salary and/or bonus) otherwise payable to him by an Employer in any calendar year, which portion shall be designated by him. Any compensation deferred pursuant to this Section shall be recorded by the Corporation in a deferred compensation account ("Account") maintained in the name of the Participant, which Account shall be credited on each date for payment of compensation in accordance with the Employer's normal practices, (a) with respect to salary, with a dollar amount equal to (i) the total amount of salary deferred during a calendar year under the Plan, divided by (ii) the total number of such dates for payment of salary occurring during the calendar year and (b) with respect to bonus, the amount of bonus deferred.

   The Corporation shall furnish each Participant with an annual statement of his Account. The Corporation shall also credit interest to the Account from the date received until final distribution of the Account pursuant to the Section 4 of the Plan. The amount of compensation that a Participant elects to defer under this Section will remain constant until suspended or modified by the filing of another election with the Corporation by a Participant in accordance with
Section 5 of the Plan.

3. Interest on Deferred Amounts. All amounts credited to an Account shall be credited with interest at an annual rate to be determined by the Corporation each year. Such interest rate shall be based on debt obligations issued by the U.S. Treasury with a ten year maturity plus an upward adjustment to approximate the difference between such rate and the average cost of borrowed capital of comparable maturity for the Corporation until the Account has been fully distributed to a Participant or to the beneficiary or beneficiaries designated by the Participant in a writing delivered to the Corporation.

4. Distribution.

   (a) A Participant may elect a method of distribution in the same manner as the Participant elects to participate in the Plan. Such election shall be made prior to the time any amount subject to the distribution election is earned. The election is irrevocable. A different election may be made with respect to different periods of deferred compensation provided such elections are made in advance of earning any portion of the compensation subject to the election. Such distribution may not begin until the Participant terminates employment for any reason, including death.

       Interest on the deferred amounts shall be prorated by any method selected by the Corporation to portions of the Account of the Participant which are subject to different distribution directions of the Participant and/or the distribution method selected by the Corporation, as provided herein.

       With respect to all or any portion of the Account of a Participant with respect to which the Participant has not submitted a valid distribution election, the Corporation shall determine the method of distribution as described in the following provisions.

   (b) Upon termination of employment with the Corporation and all other Employers for any reason other than death, subject to the provisions of subsection (f), the Participant will be entitled to receive all amounts credited to the Participant's Account as of the date of termination of employment. Subject to the provisions of subsection (a), the Company shall determine whether the Participant will receive distribution of all amounts payable to him under this paragraph (b) in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (e) of this Section.

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   (c) Upon termination of a Participant's employment with the Corporation and all other Employers by reason of his death, subject to the provisions of subsection (f) the Participant's designated beneficiary or beneficiaries will be entitled to receive all amounts credited to the Account of the Participant as of the date of his death. Subject to the provisions of subsection (a), such amounts shall be payable in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (e) of this Section.

   (d) Subject to the provisions of subsection (a), upon the death of the Participant prior to complete distribution to him of the entire balance of his Account (and after the date of termination of employment with the Corporation and all other Employers), the balance of his Account on the date of his death shall be payable to the Participant's designated beneficiary or beneficiaries pursuant to the paragraph (e) of this Section.

   (e) Subject to the provisions of subsections (a) and (f), the Corporation, in its discretion, shall direct distribution of the amounts credited to a Participant's Account, including interest credited thereon, to a Participant or his beneficiary or beneficiaries pursuant to the preceding paragraphs of this Section, in a lump sum, or in installments over such period of years as the Corporation shall determine. Distribution shall be made or commence on the first day of the month next following (i) the date upon which the Participant's service as an Employee terminates in the event of a distribution pursuant to subsections (b) or (c) of this Section, or (ii) the date of the Participant's death in the event of a distribution pursuant to paragraph (d) of this Section. Subsequent installments, if any, shall be made on the annual, quarterly, or monthly anniversary dates of the date of the first installment as determined by the Corporation. Each such installment, if any, shall include interest credited to the balance of the Account.

   (f) Notwithstanding any election of a Participant to the contrary, any portion of a Participant's Account for which no deduction is allowed due to the restrictions contained in Section 162(m) of the Internal Revenue Code of 1986, as amended, shall not be payable from such Account until after the time such restrictions cease to apply to such portion of the Participant's Account.

5. Election To Defer. The Notice by which a Participant elects to defer compensation as provided in this Plan shall be in writing, signed by the Participant, and delivered to the Corporation prior to the time any cash compensation to be deferred is earned by the Participant and prior to the time any such cash compensation to be deferred is otherwise payable to the Participant. Such election (and any subsequent election) will continue until suspended or modified in a writing delivered by the Participant to the Corporation, which new election shall only apply to compensation otherwise earned and payable to the Participant after the end of the calendar year in which such election is delivered to the Corporation. Any deferral election made by the Participant shall be irrevocable with respect to any compensation covered by such election, including the compensation payable in the calendar year in which the election suspending or modifying the prior election is delivered to the Corporation.

6. Participant's Rights Unsecured. The right of the Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Corporation. All amounts credited to an Account shall constitute general assets of the Corporation and may be disposed of by the Corporation at such time and for such purposes as it may deem appropriate. An Account may not be encumbered or assigned by a Participant or any beneficiary.

7. Amendments to the Plan. The Board may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of the credits to his Account, or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

8. Termination of the Plan. The Board may terminate the Plan at any time. Upon termination of the Plan, distribution of the credits to a Participant's Account shall be made in the manner and at the time heretofore prescribed; provided that no additional credits shall be made to the Account of a Participant following termination of the Plan other than interest thereon credited pursuant to Plan provisions.

9. Expenses. Costs of administration of the Plan will be paid by the Corporation and/or such of its Subsidiaries with Employees participating in the Plan as may be determined by the Board.

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10.  Notices. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed (a) on the date it is personally delivered to the Secretary of the Corporation or a Subsidiary, as the case may be; or (b) three business days after it is sent by registered or certified mail, addressed to such Secretary at the principal office of the Corporation.

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                            THE COASTAL CORPORATION
                      Election To Participate in Deferred
                               Compensation Plan
                         and Designation of Beneficiary


   Pursuant to The Coastal Corporation Deferred Compensation Plan (the"Plan"), I hereby elect to defer, as provided in the Plan, the receipt of the portion indicated below of compensation earned by me in connection with the performance of my services as an Employee of The Coastal Corporation ("the Corporation") or a wholly owned subsidiary thereof (collectively, the "Employers") beginning _______________________. (Note: After initial enrollment, changes can be made only as of January 1 of a subsequent year.)

   The portion of my compensation for the year to be deferred is:

    _______ All of my compensation in excess of $1,000,000;

    _______ % of my performance bonus; and/or

    _______ % of my salary.

    The proceeds of my Account under the Plan are to be distributed following my termination of service as an Employee of the Corporation and all other
Employers:

    _______ As a single sum upon termination of service;

    _______ As a single sum in the calendar year following the calendar year of such termination of service;

    _______ As installments on a monthly basis for a period of _______ months;
or

    _______ As specified below:

            _________________________________________________


    I hereby designate _____________________________ as my beneficiary to receive all amounts held for me under the Plan which have not been paid to me in the event of my death.


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Witness                                Date_____________________________________

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